                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: April 7, 2003




                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Christina T. Sydor
                          -------------------------------------------
                          Name: Christina T. Sydor
                          Title: Secretary




                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:  Joseph B. Wollard
                         Title:  Assistant Secretary




                      CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title:  Assistant Secretary